FOR IMMEDIATE RELEASE

US NUCLEAR CORP APPOINTS NEW CFO, RACHEL BOULDS

LOS ANGELES, CA October 16, 2014 – US Nuclear Corp today announced that Rachel Boulds has been appointed to Chief Financial Officer effective October 31, 2014, and that current CFO, Darian B. Andersen has resigned to pursue interests related to his legal practice. “Rachel comes with an extensive public accounting and audit background, leadership skills, strategic insights and financial acumen, all of which will be important contributors to our future success,” said Robert I. Goldstein, Chairman and CEO, US Nuclear Corp. “Over the past two years, Darian has played an instrumental role with US Nuclear Corp and its operations. We thank Darian for his many valuable contributions.”

Prior to joining the company, Ms. Boulds has been engaged in private practice as an accountant and consultant. She specializes in preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. From August 2004 through July 2009, she was employed as an audit senior for HJ & Associates, LLC, where she performed audits and reviews for public and private companies, including the preparation of financial statements to comply with GAAP and SEC requirements. From 2003 through 2004, Ms. Boulds was employed as an audit senior for Mohler, Nixon and Williams. From September 2001, through July 2003, Ms. Boulds worked as an ABAS associate for PriceWaterhouseCoopers. From April 2000 through February 2001, she was employed an an eCommerce accountant for the Walt Disney Group’s GO.com division. Ms. Boulds holds a B.S. in accounting from San Jose State University, 2001 and is licensed as a CPA in the state of Utah.

“I look forward to working closely with our executive team, Board and stockholders as Chief Financial Officer,” said Ms. Boulds. “US Nuclear Corp produces a full-line of radiation detection products that are well positioned in the industry and also specializes in tritium monitors through its well-known Overhoff Technology Corp brand which I am excited to move forward as we take the company to its next level of growth.”

About US Nuclear Corp.

US Nuclear Corp headquartered in Los Angeles, CA, is a publicly-reporting holding company principally engaged through its subsidiaries operating two leading nuclear radiation detection companies, Overhoff Technology Corp which is based in Ohio and Optron Scientific Company Inc, in Los Angeles, CA. US Nuclear Corp through its subsidiaries, designs, develops and manufactures full line radiation detection and specialized tritium technology for the nuclear energy industry, and for emerging technologies such as thorium/molten salt reactor (MSR) technology, both domestically and internationally; US Government Agencies, Canadian Nuclear Reactors, Homeland Security, Scientific Laboratories, Universities, Chinese Nuclear Power Reactors, South Korean Nuclear Power Reactors, Argentina Nuclear Power Reactors, and Hospitals/Medical industry. For more information about US Nuclear, please visit

www.usnuclearcorp.com.

Cautionary Information Regarding Forward-Looking Statements

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of US Nuclear Corp. and its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond US Nuclear Corp's ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in US Nuclear Corp's filings with the Securities and Exchange Commission.

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Investor Contact

818-883-7043

Robert I. Goldstein, President & CEO

http://www.usnuclearcorp.com

SOURCE: US NUCLEAR CORP.